Exhibit 99.1
ITEM 1. BUSINESS
GENERAL
     The term “Cooper” refers to the registrant, Cooper Industries plc, which was incorporated under the laws of Ireland on June 4, 2009, and became the successor-registrant to Cooper Industries, Ltd. on September 9, 2009. Cooper Industries, Ltd. was incorporated under the laws of Bermuda on May 22, 2001, and became the successor registrant to Cooper Industries, Inc. on May 22, 2002.
     In June 2009, our Board of Directors approved moving Cooper’s place of incorporation from Bermuda to Ireland. This move was part of a reorganization that created a newly formed Irish company, Cooper Industries plc. We completed the first step in this reorganization by establishing our tax residency in Ireland in December 2008. At a Special Shareholders’ Meeting on August 31, 2009, shareholders voted in favor of completing the reorganization pursuant to which all Cooper Industries, Ltd. Class A common shares held by public shareholders would be cancelled and all holders of such shares would receive ordinary shares of Cooper Industries plc on a one-for-one basis. The reorganization transaction was completed on September 8, 2009, following approval from the Supreme Court of Bermuda, at which time Cooper Industries plc replaced Cooper Industries, Ltd. as the ultimate parent company. On October 19, 2009, the Irish High Court approved the reduction of share premium (similar to additional paid-in-capital) to establish distributable reserves in the statutory balance sheet of Cooper Industries plc. The establishment of distributable reserves was required to enable the Company to pay dividends and repurchase shares in the future.
     We believe being an Irish company offers increased strategic flexibility and operational benefits as we continue to expand the growing international portion of our business. We do not expect the reorganization to have any material impact on our financial results. Shares of the Irish company, Cooper Industries plc, began trading on the New York Stock Exchange on September 9, 2009 under the symbol “CBE”, the same symbol under which Cooper Industries, Ltd. shares were previously traded. Cooper Industries plc remains subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and applicable corporate governance rules of the New York Stock Exchange.
     On March 26, 2010, Cooper announced entering into a Framework Agreement with Danaher Corporation to create a joint venture combining our Tools business with certain Tools businesses from Danaher’s Tools and Components Segment (the “Joint Venture”). On July 6, 2010, Cooper announced the completion of the Joint Venture, named Apex Tools Group, LLC. Cooper and Danaher each own a 50% interest in the Joint Venture, have equal representation on its Board of Directors and have a 50% voting interest in the Joint Venture. At completion of the transaction in July 2010, Cooper deconsolidated the Tools business assets and liabilities contributed to the Joint Venture and recognized Cooper’s 50% ownership interest as an equity investment.
     During the first quarter of 2010, Cooper revised its segment reporting to align its external reporting with changes to its internal reporting structure and in conjunction with the announcement of the Tools joint venture. The former Electrical Products segment has been divided into two new reportable segments. Following this change, Cooper’s operations consist of three segments: Energy and Safety Solutions, Electrical Products Group and Tools. Beginning in the third quarter of 2010 following completion of the Tools joint venture, Cooper will have two reportable segments. Cooper manufactures markets and sells its products and provides services throughout the world. Cooper has manufacturing facilities in 23 countries and currently employs approximately 28,200 people. Operations in the United States are conducted by wholly-owned subsidiaries of Cooper, organized by the three business segments. Activities outside the United States contribute significantly to the revenues and operating earnings of all three segments of Cooper. These activities are conducted in major industrialized countries by wholly-owned subsidiaries and jointly-owned companies, the management of which is structured through Cooper’s business segments. As a result of operations outside the United States, sales and distribution networks are maintained throughout most of the industrialized world. Cooper generally believes that there are no substantial differences in the business risks associated with operations outside the United States compared with United States activities, although Cooper is subject to certain political and economic uncertainties encountered in activities outside the United States, including trade barriers and restrictions on the exchange and fluctuations of currency. Cooper generates the most non-U.S. revenues in the United Kingdom, Germany, Canada, Mexico, France and the Asia Pacific region. Cooper has operations in India and China and has several majority-owned joint ventures with operations in China. Investments in emerging markets such as India and China are subject to greater risks related to economic and political uncertainties as compared to most countries where Cooper has operations. Exhibit 21.0 contains a list of Cooper’s significant subsidiaries.
     Financial information with respect to Cooper’s industry segments and geographic areas is contained in Note 15 of the Notes to the Consolidated Financial Statements. A discussion of acquisitions and divestitures is included in Notes 3 and 16 of the Notes to the Consolidated Financial Statements.
     With its three business segments, Cooper serves four major markets: the industrial, commercial, utility and residential markets. Cooper also serves the electronics and telecommunications markets. Markets for Cooper’s products and services are worldwide, though the United States is the largest market. Within the United States, there is no material geographic concentration by state or region. Cooper experiences substantial competition in each of its business segments. The number and size of competitors vary considerably depending on the product line. Cooper cannot specify with exactitude the number of competitors in each product category or their relative market position. However, most operating units experience significant competition from both larger and smaller companies with the key competitive factors being customer and end-user service, price, quality, brand name and availability. Cooper considers its reputation as a manufacturer of a broad line of quality products and premier brands to be an important factor in its businesses. Cooper believes that it is among the leading manufacturers in the world of electrical distribution equipment, support systems, hazardous duty electrical equipment, lighting fixtures, emergency lighting, fuses, nonpower hand tools and industrial power tools.
     Cooper’s research and development activities are for purposes of improving existing products and services and originating new products. During 2009, approximately $141.1 million was spent for research and development activities as compared with approximately $141.8 million in 2008 and $105.7 million in 2007. Cooper obtains and holds patents on products and designs in the United States and many other countries where operations are conducted or products are sold. Although in the aggregate Cooper’s patents are important in the operation of its businesses, the loss by expiration or otherwise of any one patent or license or group of patents or licenses would not materially affect its business.
     Cooper does not presently anticipate that compliance with currently applicable environmental regulations and controls will significantly change its competitive position, capital spending or earnings during 2010. Cooper has been a party to administrative and legal proceedings with governmental agencies that have arisen under statutory provisions regulating the discharge or potential discharge of material into the environment. Orders and decrees consented to by Cooper, or currently under negotiation with state regulatory agencies, have contained agreed-upon timetables for fulfilling reporting or remediation obligations or maintaining specified air and water discharge levels in connection with permits for the operations of various plants. Cooper believes it is in compliance with the orders and decrees, and such compliance is not material to the business or financial condition of Cooper. For additional information concerning Cooper’s accruals for environmental liabilities, see Note 7 of the Notes to the Consolidated Financial Statements.
     Approximately 60 percent of the United States hourly production work force of Cooper is employed in 43 manufacturing facilities, distribution centers and warehouses not covered by labor agreements. Numerous agreements covering approximately 40 percent of all hourly production employees exist with 15 bargaining units at 17 operations in the United States. We also have agreements with various unions at 20 operations in other countries. During 2009, new agreements were concluded covering hourly production employees at 8 operations in the United States. Cooper considers its employee relations to be excellent.
     Sales backlog at December 31, 2009 was approximately $573.9 million, all of which is for delivery during 2010, compared with backlog of approximately $678.9 million at December 31, 2008.
     The following describes the business conducted by each of Cooper’s business segments. Additional information regarding the products, markets and distribution methods for each segment is set forth in the table at the end of this Item. Information concerning market conditions, as well as information concerning revenues and operating earnings for each segment, is included under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Energy and Safety Solutions
     The Energy & Safety Solutions segment includes the Cooper Crouse-Hinds, Cooper Power Systems, and Cooper Safety Divisions. This segment manufactures, markets and sells electrical protection products, including fittings, plugs, receptacles, cable glands, hazardous duty electrical equipment, intrinsically safe explosion-proof instrumentation, emergency lighting, fire detection and mass notification systems and security products for use in residential, commercial and industrial construction and maintenance and repair applications. The segment also manufactures, markets and sells products for use by utilities and in industry for electrical power transmission and distribution, including distribution switchgear, transformers, transformer terminations and accessories, capacitors, voltage regulators, surge arresters, energy automation solutions and other related power systems components.
     The principal raw material requirements include: steel, copper, aluminum, aluminum ingots, brass, tin, lead, plastics, electronic components and insulating materials including transformer oil. These raw materials are available from and supplied by numerous sources located in the United States and other countries, although there are limited sources of supply for electrical core steel and transformer oil that Cooper uses in electrical power transmission and distribution products.
     Demand for products in the Energy and Safety Solutions segment follows general economic conditions and is generally sensitive to activity in the commercial and residential construction markets, industrial production levels, electronic component production and spending by utilities for replacements, expansions and efficiency improvements. The segment’s product lines are marketed directly to original equipment manufacturers and utilities and to a variety of end users through major distributor chains and thousands of independent distributors.
Electrical Products Group
     The Electrical Products Group segment includes the Cooper B-Line, Cooper Bussmann, Cooper Lighting, and Cooper Wiring Devices Divisions. The Electrical Products Group segment manufactures, markets and sells electrical and circuit protection products, support systems, enclosures, specialty connectors, wiring devices, plugs, receptacles, switches, lighting fixtures and controls, and fuses for use in residential, commercial and industrial construction, maintenance and repair applications.
     The principal raw material requirements include: steel, copper, aluminum, aluminum ingots, brass, tin, lead, plastics, electronic components and insulating materials. These raw materials are available from and supplied by numerous sources located in the United States and other countries.
     Demand for electrical products in the Electrical Products Group follows general economic conditions and is generally sensitive to activity in the commercial and residential construction markets, industrial production levels and electronic component production. The segment’s product lines are marketed directly to original equipment manufacturers and to a variety of end users through major distributor chains, retail home centers, hardware outlets and thousands of independent distributors.

Tools
     The Tools segment manufactures markets and sells hand tools for industrial, construction, electronics and consumer markets; automated assembly systems for industrial markets; and electric and pneumatic industrial power tools, related electronics and software control and monitoring systems for general industry, primarily automotive and aerospace manufacturers.
     The principal raw material requirements include: flat and bar stock steel, brass, copper, fiberglass, aluminum, metal castings and forgings, wood, plastic pellets and plastic sheet. These materials are available from and supplied by numerous sources located in the United States and other countries.
     Demand for nonpowered hand tools, assembly systems and industrial power tools are driven by employment levels and industrial activity in major industrial countries and by consumer spending. In addition, demand for industrial power tools is influenced by automotive and aerospace production and general industrial production. The segment’s products are sold by the company’s sales force, independent distributors and retailers.
     As discussed above, in July 2010, Cooper contributed substantially all of the assets and liabilities of the Tools segment to the Apex Tools Group joint venture. At completion of the transaction in July 2010, Cooper deconsolidated the Tools business assets and liabilities contributed to the Joint Venture and recognized Cooper’s 50% ownership interest as an equity investment.

COOPER INDUSTRIES PLC
PRODUCTS, MARKETS AND DISTRIBUTION METHODS BY SEGMENT
Energy and Safety Solutions — Major Products and Brands
Arktite and eXLink plugs and receptacles
Arrow Hart commercial and industrial wiring devices and power connection products
Blessing emergency lighting systems
Cannon Technologies automated distribution solutions
Capri cable accessories and flexible conduits
CEAG emergency lighting systems and explosion protected electrical materials
CEAG emergency lighting systems and explosion protected electrical materials
Champ and Hazard-Gard HID and fluorescent lighting
Chico conduit sealing compound
Coiltronics inductors and transformers for the electronics industry
Condulet fittings and outlet bodies
Crompton lighting fixtures
Crouse-Hinds and CEAG electrical construction materials and aviation lighting products
CSA security systems and fire detection systems
Cybectec substation integration and automation solutions
CYME International Power Engineering Software
Domex and Domex Ground electrical construction materials and ground systems
Domex Bond Rojo coated conduit system (total protection against corrosion)
Edison relays and fusegear
ELLK 92 explosion protected fluorescent light fixture
Envirotemp FR3 fire resistant, dielectric fluid
Envirotran liquid filled transformers
Exactra panel boards
EX-Cell and NexT industrial enclosures
Flex Station panel boards
Fulleon and Nugelec fire detection systems
Hyundai explosion-proof electrical products
JSB and Menvier emergency lighting and fire detection systems
Kearney connectors, switches, fuses and cutouts
Kyle distribution switchgear
Luminox emergency lighting
MagneX interrupting devices
McGraw-Edison transformer components, cable accessories and fuses
MEDC signals and alarms
M-Force switches
MTL intrinsically safe interfacing products and instrumentation
MTL Surge Technologies and Atlantic Scientific surge protection equipment
Myers electrical hubs
Nortem electrical construction materials
NOVA reclosers, sectionalizers and switches
PowerPlus panel boards
Pretronica and Univel emergency lighting and power systems
Roam Secure personal and regional alerting
Roam Secure text messaging/SMS alerting, automated dialing, desktop alerts and email notification systems
SAFEPATH voice evacuation systems and accessories
Scantronic and Menvier security systems
SpecOne panel boards
Spectra panel boards
Stabex explosion protected torch
UltraSIL and VariSTAR surge arresters
VaporGard incandescent clear globe lighting fixtures
WAVES mass notification systems and accessories
Wheelock fire and security notification appliances, devices and signals
Yukon software platform
Electrical Products Group — Major Products and Brands
Access Cabinets electrical enclosures
Ametrix architectural asymmetric lighting
Antares dimming lighting controls
Arrow Hart commercial and industrial wiring devices and power connection products
ArrowLink modular wiring devices
Aspire and Siena decorative wiring devices
Aspire RF radio frequency controls, switches and receptacles
AtLite commercial, exit and emergency lighting
AutoGrip commercial-grade plugs and connectors
Axent architectural lighting
B-Line support systems, enclosures, fasteners
Burton undersea connectors
Bussmann and Buss electrical and electronic fuses, fuse holders, and accessories
Buzznut labor saving fasteners
Cam-Lok electrical power connectors
Cent-R-Rail and Redi-Rail metal rack units and cable trays
Cent-R-Rail cable tray system
Cooper Interconnect specialty connectors and cables
Cooper Wiring Devices residential, commercial and industrial wiring devices and power connection products
CORE Controls dimmers, occupancy sensors, RF and integrated control systems
Corelite indirect/direct linear& recessed lighting
CUBEFuse fuse and fuse holder system
Dura-Blok rooftop supports
Dura-Clean washdown support systems
Dura-Cooper and Dura-Green epoxy coatings
E2 and EC2 electronic enclosures
Edison electrical and electronic fuses, fuse holders and accessories
Enviroshield and Premier electrical enclosure
F.A.S.T. underfloor cable tray system
Fail-Safe confinement, vandal-resistant, clean room and medical lighting
Flextray wire mesh cable tray
Fusetron, Limitron, Low-Peak and Xi’an electrical fuses
G&H Technology specialty connectors
General Connectors military connectors
Grate-Lock interlocking grating system
Greengate energy management lighting controls
Grip-Strut safety grating
Halo recessed downlighting, track and surface lighting
Hart-Lock and Power-Lock locking devices
Hart-Lock electrical receptacles, caps, connectors and accessories
iLight architectural lighting controls (International)
iLumin architectural lighting controls (North America)
InVision overcurrent protective device monitoring system for industry
Invue outdoor architectural area /site, decorative and floodlighting io architectural LED lighting
Iris architectural residential recessed downlighting
Kwik Clip pipe and conduit supports
Kwik-Wire cable support systems
Lumark indoor and outdoor industrial, area /site, security and floodlighting
Lumière architectural landscape lighting
LynxPower industrial connectivity
Magnum power distribution blocks and power terminal blocks
McGraw-Edison outdoor architectural area /site, garage and floodlighting
MediaSync multi-media wiring systems
Metalux commercial and industrial fluorescent lighting
Mini-Line miniature over-molded connectors-cord sets
MWS modular wiring systems
Neo-Ray architectural indirect/direct linear, recessed and surface lighting
OMNEX wireless signal technology and products
Optima fuse holder
PDS commercial recessed downlighting
Perf-O Grip plank metal grating
PolySurg polymer-based ESD suppression devices for the electronics industry
Portfolio architectural commercial recessed downlighting
Posi-Break electrical connectors
Posi-Lok electrical connector panel units
Power-Lock wiring devices, receptacles, caps and covers
PowerStor supercapacitors for the electronics industry
Quick Grip OEM plugs and connectors
Quik-Spec electrical gear
RCM + rack cable management systems
Redi-Rail cable tray system
Regent consumer security lighting
REPEL protected switches and wallplates
RhinoBox temporary power center
Royer commercial and industrial wiring devices and power connection products
RSA architectural multi-lamp, recessed, track and linear lighting
Ruff-in prefabricated mounting and support systems
Ruff-in prefabricated mounting and support systems
Safety Grip industrial-grade plugs and connectors
SAFETYBasics electrical safety training
Sedna decorative switches and receptacles
Shaper indoor and outdoor architectural decorative lighting
ShockSentry circuit protection devices
Snap’n Shield insulated pipe supports
Streetworks outdoor area/roadway lighting
Sure-Lites exit and emergency lighting
SurePower power management and wireless control products for the transportation industry
SurgeBloc electrical protection receptacles and surge suppressors
Traction Tread perforated panel safety grating
V-Line electronic cabinets
WeatherBox while-in-use outdoor boxes and covers
X-Switch NSF certified motor control switch
Zero 88 theatrical lighting controls

COOPER INDUSTRIES PLC
PRODUCTS, MARKETS AND DISTRIBUTION METHODS BY SEGMENT — (Continued)
ENERGY AND SAFETY SOLUTIONS
Major Markets
     Electrical power products are used by utilities and commercial and industrial power users. Electrical construction materials are used in commercial, residential and industrial projects, by utilities, airports and wastewater treatment plants and in the process and energy industries. Emergency lighting, fire detection and security systems are installed in residential, commercial and industrial applications.
Principal Distribution Methods
     Products are sold through distributors for use in general construction and renovation, plant maintenance, process and energy applications, shopping centers, parking lots, sports facilities, and data processing and telecommunications systems; and through distributors and direct to utilities and manufacturers for use in electronic equipment for consumer, industrial, government and military applications.
ELECTRICAL PRODUCTS GROUP
Major Markets
     Fuses and circuit protection products are utilized in products for the construction, industrial, transportation and consumer markets and by manufacturers in the electrical, electronic, telecommunications and transportation industries. Lighting fixtures are utilized in residential construction, industrial, institutional and commercial building complexes, shopping centers, parking lots, roadways, and sports facilities. Support systems and enclosures are used in industrial, commercial and telecommunications complexes. Wiring devices are used in the construction, renovation, maintenance and repair of residential, commercial, industrial and institutional buildings.
Principal Distribution Methods
     Products are sold through distributors for use in general construction and renovation, plant maintenance, process and energy applications, shopping centers, parking lots, sports facilities, and data processing and telecommunications systems; through distributors and direct to utilities and manufacturers for use in electronic equipment for consumer, industrial, government and military applications; through distributors and direct to retail home centers and hardware outlets; and direct to original equipment manufacturers of appliances, tools, machinery and electronic equipment.

COOPER INDUSTRIES PLC
PRODUCTS, MARKETS AND DISTRIBUTION METHODS BY SEGMENT — (Continued)
Tools — Major Products and Brands
Airetool, Automated Systems, Cleco, DGD, Dotco and Gardner-Denver industrial power tools and assembly equipment
Apex fastening tools and universal joints
Atila screwdrivers
Atkins hacksaws
Belzer pliers, wrenches, sockets and drivers
Buckeye material removal tools and fixed drills
Campbell chains, blocks, clamps, and fittings
Caulk Master air-powered dispensing guns
Collins machetes, shovels, and axes
Crescent wrenches, pliers, drivers, and tool sets
Diamond horseshoes and farrier tools
Disston garden tools, saws, pliers, wrenches, and bits
Doler and Quackenbush advanced drilling equipment
Erem precision cutters and tweezers
Filtronic fume extraction equipment
Geta fastening tools
K&F files and rasps
Kahnetics dispensing equipment
Lufkin measuring tools
Master Power industrial air tools
Mayle wrenches, pliers, drivers, and tool sets
Metromex saws, trowels, and measuring tools
Metronix servos, drivers and speed controls
Nicholson files, rasps, and saws
Onix Plata hacksaws
Plumb hammers and hatchets
Recoules cutters and drilling tools
Rotor Tool fixtured and portable assembly equipment
Scala precision measurement tools
Utica torque measurement and control tools
Weller soldering tools, rework/repair tools, and fume extraction equipment
Wire Wrap solderless connection equipment
Wiss and H.K. Porter cutting products
Xcelite screwdrivers, nutdrivers, pliers, and tool kits

*	Gardner-Denver is a registered trademark of Gardner Denver, Inc. and is used by Cooper Industries under license.
TOOLS
Major Markets
     Power tools and assembly systems are used by general industrial manufacturers, particularly durable goods producers and original equipment manufacturers, such as those in the aerospace and automobile industries. Hand tools are used in a variety of industrial, electronics, agricultural, construction and consumer applications.
Principal Distribution Methods
     Products are sold through distributors and agents to general industry, particularly automotive and aircraft; through distributors and wholesalers to hardware stores, lumberyards and department stores; and direct to original equipment manufacturers, home centers, specialty stores, department stores, mass merchandisers and hardware outlets.